As filed with the Securities and Exchange Commission on April 3, 2006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Goodman Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1932219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2550 North Loop West, Suite 400

Houston, Texas 77092

(Address, including Zip Code, of Registrant’s

Principal Executive Offices)

Copies to:

Gregory A. Ezring, Esq.

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, New York 10022

(212) 906-1200

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-131597

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange

Item 1. Description Of Registrant’s Securities To Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Prospectus, which constitutes part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-131597), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

1	Registration Statement on Form S-1 (Registration No. 333-131597), originally filed with the Commission on February 6, 2006 as amended, is incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of Registrant. Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-131597, is incorporated herein by reference.

3.2	Amended and Restated By-laws of Registrant. Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-131597, is incorporated herein by reference.

4.1	Specimen Stock Certificate. Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-131597, is incorporated herein by reference.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Goodman Global, Inc.

Date: April 3, 2006	By:	/s/ Ben Campbell
		Name:	Ben Campbell
		Title:	Executive Vice President
Secretary and General Counsel